                                                                    Exhibit 10.7






                             MELLON BANK CORPORATION
                             -----------------------

                       ELECTIVE DEFERRED COMPENSATION PLAN
                       -----------------------------------

                               FOR SENIOR OFFICERS
                               -------------------





                 Amended and Restated Effective January 1, 1997
                      Amended Effective September 15, 1998
                       Amended Effective January 15, 1999

                                TABLE OF CONTENTS
                                -----------------


                                                                                                               PAGE
                                                                                                               ----
PREAMBLE........................................................................................................ 1

ARTICLE I....................................................................................................... 1

      DEFINITIONS............................................................................................... 1

                  1.1        Account............................................................................ 1
                  1.2        Beneficiary........................................................................ 1
                  1.3        Board.............................................................................. 2
                  1.4        Committee.......................................................................... 2
                  1.5        Company............................................................................ 2
                  1.6        Continuous Service................................................................. 2
                  1.7        Deferral Commitment................................................................ 2
                  1.8        Deferral Election.................................................................. 2
                  1.9        Disability......................................................................... 2
                  1.10       Early Distribution Account......................................................... 2
                  1.11       Early Retirement................................................................... 2
                  1.12       Effective Date..................................................................... 2
                  1.13       Elective Deferred Compensation..................................................... 2
                  1.14       Employer........................................................................... 2
                  1.15       Financial Hardship................................................................. 2
                  1.16       Normal Distribution Account........................................................ 2
                  1.17       Normal Retirement.................................................................. 3
                  1.18       Participant........................................................................ 3
                  1.19       Plan............................................................................... 3
                  1.20       Plan Year.......................................................................... 3
                  1.21       Prior Plan......................................................................... 3
                  1.22       Retirement Plan.................................................................... 3
                  1.23       Retirement Plan Make-up Account.................................................... 3
                  1.24       Retirement Savings Plan............................................................ 3
                  1.25       Retirement Savings Plan Augmentation Account....................................... 3
                  1.26       Special Distribution Account....................................................... 3
                  1.27       Subsidiary......................................................................... 3
                  1.28       Termination of Employment.......................................................... 3
                  1.29       T-Note Rate........................................................................ 3
                  1.30       Valuation Date..................................................................... 3
                  1.31       Window Period...................................................................... 4

ARTICLE II...................................................................................................... 4

      ADMINISTRATION............................................................................................ 4

                  2.1        Administrator...................................................................... 4
                  2.2        Powers and Duties.................................................................. 4
                  2.3        Procedures......................................................................... 5
                  2.4        Establishment of Rules............................................................. 5
                  2.5        Limitation of Liability............................................................ 5
                  2.6        Compensation and Insurance......................................................... 5

                  2.7        Removal and Resignation............................................................ 6
                  2.8        Claims Procedure................................................................... 6

ARTICLE III..................................................................................................... 6

      PARTICIPATION AND DEFERRAL COMMITMENTS.................................................................... 6

                  3.1        Eligibility and Participation...................................................... 6
                  3.2        Duration of Deferral Commitment.................................................... 6
                  3.3        Basic Forms of Deferral............................................................ 6
                  3.4        Limitations on Deferrals........................................................... 7
                  3.5        Modification of Deferral Commitments on Financial Hardship......................... 7
                  3.6        Commencement of Deferral Commitment................................................ 7
                  3.7        Termination of Prior Plan Deferral Commitments..................................... 7

ARTICLE IV...................................................................................................... 8

      DEFERRED COMPENSATION ACCOUNTS............................................................................ 8

                  4.1        Accounts........................................................................... 8
                  4.2        Elective Deferred Compensation..................................................... 8
                  4.3        Crediting Rate..................................................................... 8
                  4.4        Valuation of Accounts.............................................................. 8
                  4.5        Vesting of Accounts................................................................ 8
                  4.6        Statement of Accounts.............................................................. 8
                  4.7        Retirement Plan Make-Up............................................................ 8
                  4.8        Retirement Savings Plan Make-Up....................................................10
                  4.9        Retirement Plan and Retirement Savings Plan Offsets................................10

ARTICLE V.......................................................................................................11

      PLAN BENEFITS.............................................................................................11

                  5.1        Plan Benefit.......................................................................11
                  5.2        Normal Distribution Account........................................................12
                  5.3        Form of Benefit Payment Upon Termination of Employment.............................13
                  5.4        Survivor Benefits..................................................................13
                  5.5        Early Distribution Account.........................................................15
                  5.6        Hardship Distributions.............................................................16
                  5.7        Disability.........................................................................16
                  5.8        Valuation and Settlement...........................................................16
                  5.9        Change in Control and Unscheduled Distributions....................................17
                  5.10       Continuous Service.................................................................18
                  5.11       Distributions from General Assets..................................................18
                  5.12       Withholding and Payroll Taxes......................................................19
                  5.13       Payment to Guardian................................................................19
                  5.14       Small Benefit......................................................................19
                  5.15       Protective Provisions..............................................................19
                  5.16       Notices and Elections..............................................................19
                  5.17       Special Distribution Accounts......................................................19


                                       ii
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
ARTICLE VI......................................................................................................19

      DESIGNATION OF BENEFICIARY................................................................................19

                  6.1        Designation of Beneficiary.........................................................19
                  6.2        Failure to Designate Beneficiary...................................................20

ARTICLE VII.....................................................................................................20

      FORFEITURES TO COMPANY....................................................................................20

                  7.1        Distributions of Participants' Interests
                             When Company is Unable to Locate Distributees......................................20

ARTICLE VIII....................................................................................................20

      MAINTENANCE OF ACCOUNTS...................................................................................20

ARTICLE IX......................................................................................................20

      AMENDMENT AND TERMINATION OF THE PLAN.....................................................................20

                  9.1        Amendment..........................................................................20
                  9.2        Company's Right to Terminate.......................................................21

ARTICLE X.......................................................................................................21

      SPENDTHRIFT PROVISIONS....................................................................................21

ARTICLE XI......................................................................................................21

      MISCELLANEOUS.............................................................................................21

                 11.1        Right of Employers to Dismiss Employees; Obligations...............................21
                 11.2        Title to and Ownership of Assets Held for Accounts.................................22
                 11.3        Nature of Liability to Participants................................................22
                 11.4        Text of Plan to Control............................................................22
                 11.5        Law Governing and Severability.....................................................22
                 11.6        Name...............................................................................22
                 11.7        Gender.............................................................................22
                 11.8        Trust Fund.........................................................................22
                 11.9        Ineligible Participant.............................................................23


                                       iii
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                             MELLON BANK CORPORATION
                             -----------------------
                       ELECTIVE DEFERRED COMPENSATION PLAN
                       -----------------------------------
                               FOR SENIOR OFFICERS
                               -------------------
                  (Amended and Restated as of January 1, 1997)


                                    PREAMBLE
                                    --------

The purpose of this Elective Deferred Compensation Plan For Senior Officers (the "Plan") is to provide opportunities for a select group of management or highly compensated employees of Mellon Bank Corporation (the "Company") and its Subsidiaries to accumulate supplemental funds for retirement, special needs prior to retirement, or death. The Plan was originally effective as of November 1, 1989. This amended and restated Plan shall only apply to Participants who are employed by the Company or its Subsidiaries after January 1, 1997. The Plan as previously in effect shall apply to all Participants who terminated employment with the Company or its Subsidiaries for any reason prior to such date.

The Company hereby declares that its intention is to create an unfunded Plan primarily for the purpose of providing a select group of management or highly compensated employees of the Company and of its affiliated organizations with deferred compensation in accordance with their individual elections. It is also the intention of the Company that the Plan be an "employee pension benefit plan" as defined in Section 3(2) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and that the Plan be the type of plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA. The Corporate Benefits Committee ("Committee" or "CBC") shall be the administrator responsible for fulfilling the duties and responsibilities imposed upon "administrators" of plans subject to Parts 1 and 5 of Title I of ERISA.


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

1.1 Account. "Account" means the record-keeping device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan. Separate Accounts will be established for each Participant and as may otherwise be required.

1.2 Beneficiary. "Beneficiary" means the person who under this Plan becomes entitled to receive a Participant's interest in the event of his death.

1.3 Board. "Board" means the Board of Directors of the Company or any committee thereof acting within the scope of its authority.

1.4 Committee. "Committee" means the Corporate Benefits Committee appointed to administer the Plan pursuant to Article II.

1.5 Company. "Company" means Mellon Bank Corporation, a Pennsylvania corporation, and any successor in interest.

1.6 Continuous Service. "Continuous Service" means the period of continuous employment of a Participant by an Employer determined in accordance with Section
5.10 and may, in the discretion of the Committee, include prior service with an entity acquired by the Company.

1.7 Deferral Commitment. "Deferral Commitment" means a commitment made by a Participant pursuant to Article III for which a Deferral Election has been submitted by the Participant to the Committee.

1.8 Deferral Election. "Deferral Election" means the written agreement to defer receipt of compensation submitted by a Participant to the Committee or its delegates prior to the commencement of the period in which the deferred compensation is to be earned.

1.9 Disability. "Disability" means total and permanent incapacity of a Participant to perform the usual duties of his employment with his Employer as determined by his Employer based upon competent medical evidence. If a Participant makes application for disability benefits under the Employer's group long term disability plan, as now in effect or as hereafter amended, and qualifies for such benefits, he shall be presumed to be totally disabled, subject to the Employer's determination that the disability is such that it may be regarded as total and permanent in nature.

1.10 Early Distribution Account. "Early Distribution Account" means an account established pursuant to Section 5.5 which provides for distribution of a benefit prior to a Participant's Termination of Employment.

1.11 Early Retirement. "Early Retirement" means Termination of Employment of a Participant, other than by reason of death, on or after the date on which the Participant has attained age fifty-five (55), but has not yet attained age sixty-five (65).

1.12 Effective Date. "Effective Date" of this amended and restated Plan means January 1, 1997. The Plan originally became effective on November 1, 1989.

1.13 Elective Deferred Compensation. "Elective Deferred Compensation" means the amount of compensation that a Participant elects to defer pursuant to a Deferral Commitment.

1.14 Employer. "Employer" means the Company or one of its Subsidiaries.

1.15 Financial Hardship. "Financial Hardship" means an immediate and substantial financial need of the Participant or Beneficiary, determined by the Committee on the basis of written information supplied by the Participant in accordance with such standards as are, from time to time, established by the Committee.

1.16 Normal Distribution Account. "Normal Distribution Account" means an Account established pursuant to Section 5.2 which provides for distribution of a benefit following Early Retirement or Normal Retirement.


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


1.17 Normal Retirement. "Normal Retirement" means Termination of Employment of a Participant, other than by reason of death, on or after the date on which the Participant has attained age sixty-five (65).

1.18 Participant. "Participant" means any eligible individual who is participating in this Plan as provided in Article III.

1.19 Plan. "Plan" means this "Elective Deferred Compensation Plan for Senior Officers" as set forth in this document and as the same may be amended, administered or interpreted from time to time.

1.20 Plan Year. "Plan Year" means each calendar year beginning on January 1 and ending on December 31.

1.21 Prior Plan. "Prior Plan" means this Plan as it existed prior to the amendment and restatement which became effective as of January 1, 1997.

1.22 Retirement Plan. "Retirement Plan" means the Mellon Bank Retirement Plan, the Dreyfus Corporation Pension Plan and the Boston Company Retirement Income Plan, as presently constituted and as amended from time to time.

1.23 Retirement Plan Make-Up Account. "Retirement Plan Make-Up Account" means an account established pursuant to Section 4.7 to enable a Participant to receive benefits which are lost under the Retirement Plan as the result of deferrals under this Plan.

1.24 Retirement Savings Plan. "Retirement Savings Plan" means the Mellon 401(k) Retirement Savings Plan, as presently constituted and as amended from time to time.

1.25 Retirement Savings Plan Augmentation Account. "Retirement Savings Plan Augmentation Account" means an account established pursuant to Section 4.8 to enable a Participant to receive Employer matching contributions which are lost under the Retirement Savings Plan as a result of deferrals under this Plan.

1.26 Special Distribution Account. "Special Distribution Account" means an Account established for any Elective Deferred Compensation (plus earnings thereon) earned prior to January 1, 1997, which the Participant elected to have distributed while employed.

1.27 Subsidiary. "Subsidiary" means an entity controlled, directly or indirectly, by the Company.

1.28 Termination of Employment. "Termination of Employment" means termination of a Participant's employment with all Employers and the end of any contract and severance pay period.

1.29 T-Note Rate. "T-Note Rate" means for each Plan Year the interest rate which is equivalent to an effective annual yield equal to the 120 month rolling average of ten-year United States Treasury Notes rate as of the July 31 preceding the applicable Plan Year. This rate will be determined once each year by an outside source selected by the Company.

1.30 Valuation Date. "Valuation Date" means the last day of each month, or such other dates as the Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.


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1.31 Window Period. "Window Period" means a period of thirty calendar days which begins on the third business day following the date of release of annual or quarterly earnings of the Company, or such other period as the Committee may determine in its discretion.


                                   ARTICLE II
                                 ADMINISTRATION
                                 --------------

2.1 Administrator. Except as hereinafter provided, the Committee shall be responsible for the administrative responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the Committee unless the Committee's power is expressly limited herein or by operation of law. The Committee shall be the Plan "Administrator" (as such term is defined in Section 3(16)(A) of ERISA). The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities. The Committee as a whole or any of its members may serve in more than one capacity with respect to the Plan.

2.2 Powers and Duties. The Committee, or its delegates, shall maintain and keep (or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan's Participants and/or other Beneficiaries.

Except to the extent expressly reserved to the Company, an Employer or the Board, the Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

     (a) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

     (b) direct the Employer, and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder;

     (c) prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;

     (d) prepare and distribute, in such manner as may be required by law or as the Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of the Company or any Employer;

     (e) require from the Employer and Participants such information as shall be necessary for the proper administration of the Plan;

     (f) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws; and

     (g) perform all functions otherwise imposed upon a plan administrator by ERISA which are not expressly reserved to the Company, an Employer, or the Board, including, but not limited to, those supplemental duties and responsibilities described in the "Mellon Bank Corporation Corporate Benefits Committee Charter and Summary of Operations" approved by the Board on September 17, 1991 (the "CBC" Charter").

Without intending to limit the generality of the foregoing, the Committee shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of any Employer without the consent of the affected Employer(s). Except as provided in the preceding sentence or unless directed by the Human Resources Committee of the Board or otherwise required by law, the Committee shall have no power to adopt, amend, or terminate the Plan, said powers being exclusively reserved to the Human Resources Committee of the Board.

2.3 Procedures. The Committee shall be organized and conduct its business with respect to the Plan in accordance with the organizational and procedural rules set forth in the CBC Charter.

Notwithstanding the foregoing, if any member of the Committee shall be a Participant hereunder, then in any matters affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority to vote in the determination of such matters as a member of the Committee, but the Committee shall determine such matter as if said interested member were not a member of the Committee; provided, however, that this shall not be deemed to take from said interested member any of his rights hereunder as a Participant. If the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Human Resources Committee of the Board shall appoint a temporary member of the Committee in order to create an odd number of voting members.

2.4 Establishment of Rules. The Committee shall have specific authority in its sole discretion to construe and interpret the terms of the Plan related to its powers and duties, and to the extent that the terms of the Plan are incomplete, the Committee shall have authority to establish such rules or regulations related to its powers and duties as it may deem necessary and proper to carry out the intent of the Company as to the purposes of the Plan.

2.5 Limitation of Liability. The Board, the members of the Committee, and any officer, employee, or agent of the Company or any Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or any Employer for any act, or failure to act, made in good faith in relation to the Plan. No bond or other security shall be required of any such individual solely on account of any such individual's power to direct the Employer to make the payments required hereunder.

2.6 Compensation and Insurance. Members of the Committee shall serve without compensation for their services as such. Expenses incurred by members of the Committee in the performance of their duties as herein provided, and the compensation and expenses of persons retained or employed by the Committee for services rendered in connection with the Plan shall, upon approval by the Committee, be paid or reimbursed by the Company.

The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the members of the Committee, their delegates and appointees (other than persons who are independent of the Company and are rendering services to the Committee or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys' fees) arising from their acts or failures to act with respect to the Plan, except where such actions or failures to act involve willful misconduct or gross negligence.

2.7 Removal and Resignation. Any member of the Committee may resign and the Company may remove any member of the Committee in accordance with the procedures established by the CBC Charter. The Committee shall remain fully operative pending the filling of any vacancies, the remaining Committee members having full authority to administer the Plan.

2.8 Claims Procedure. The right of any Participant or Beneficiary to receive a benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee in compliance with the requirements of Section 503 of ERISA; which separate procedures, entitled Procedures for Determination of Benefit Claims, are incorporated herein by this reference.


                                   ARTICLE III
                     PARTICIPATION AND DEFERRAL COMMITMENTS
                     --------------------------------------

3.1 Eligibility and Participation.

     (a) Eligibility. Eligibility to make a Deferral Commitment shall be limited to senior officers of the Company or its Subsidiaries as determined by the Human Resources Committee of the Board.

     (b) Participation. An eligible individual may elect to participate in the Plan by submitting a Deferral Election to the Committee or its delegates prior to such date, as the Committee may determine, preceding the commencement of the period in which the deferred compensation is to be earned. The Deferral Election shall specify whether the deferred compensation shall be credited to a Normal Distribution Account or an Early Distribution Account for the Participant.

3.2 Duration of Deferral Commitment.

     (a) A Deferral Commitment for a Normal Distribution Account or an Early Distribution Account shall continue in effect until the Participant files a subsequent Deferral Election changing the amount of or stopping such Deferral Commitment.

     (b) A Deferral Commitment for an Early Distribution Account shall terminate at the end of the Plan Year preceding the Plan Year which the Participant has selected for distribution of such Account.

     (c) Except as provided in Sections 5.6 and 5.9 below, a subsequent Deferral Election shall become effective beginning with the next Plan Year following the date it is filed. A subsequent Deferral Election shall not apply to any deferrals which represent payments for services performed prior to the beginning of the first Plan Year to which it applies, but otherwise shall apply to all future deferrals covered by the Deferral Commitment.

     (d) A Participant's Deferral Commitments shall terminate upon the Participant's Termination of Employment.

3.3 Basic Forms of Deferral. A Participant may file a Deferral Election to defer any or all of the following forms of compensation:

     (a) Salary Deferrals. A Participant may elect to defer a portion of base salary. The amount to be deferred shall be stated as a whole number percentage or dollar amount of base salary.

     (b) Bonus Deferrals. A Participant may elect to defer annual cash bonus/incentive amounts to be paid by the Employer. The amount to be deferred shall be stated as a whole number percentage or dollar amount of such cash bonus.

     (c) Special Deferrals. A Participant may elect any special Deferral Commitment which is authorized by the Committee in its discretion.

3.4 Limitations on Deferrals. The following limitations on deferrals shall apply:

     (a) Minimum Deferrals. The minimum deferral amount for each of the basic forms of deferral in Section 3.3 (a), (b) or (c) above is $2,000 for any Plan Year.

     (b) Maximum Deferrals. A Participant may not defer during any Plan Year any amount of base salary which is below the contribution and benefit base under Section 230 of the Social Security Act, in effect on the first day of the Plan Year.

     (c) Waiver; Committee Discretion. The Committee may further limit the minimum or maximum amount deferred by any Participant or group of Participants, or waive the foregoing minimum and maximum limits for any Participant or group of Participants, for any reason.

3.5 Modification of Deferral Commitments on Financial Hardship. The Committee may permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship.

3.6 Commencement of Deferral Commitment. A Deferral Commitment shall be deemed to commence as of the first day of the Plan Year covered by the Deferral Election for such Deferral Commitment. A Participant's Beneficiary will be entitled to receive pre-retirement survivor benefits pursuant to Section 5.4(a) with respect to the Deferral Commitment only in the event of the Participant's death while in employment with an Employer on or after such date.

3.7 Termination of Prior Plan Deferral Commitments. All Deferral Commitments established under the Prior Plan shall terminate on December 31, 1996.

                                   ARTICLE IV
                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

4.1 Accounts. For record-keeping purposes only, Normal Distribution, Early Distribution and Special Distribution Accounts shall be maintained as applicable for each Participant's Elective Deferred Compensation.

4.2 Elective Deferred Compensation. A Participant's Elective Deferred Compensation shall be credited to the Participant's Account(s) as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Commitment. Any withholding of taxes or other amounts with respect to deferred compensation that is required by federal, state or local law shall be withheld from the Participant's non-deferred compensation to the maximum extent possible with any excess being withheld from the Participant's Deferral Commitment or Account(s).

4.3 Crediting Rate. Accounts shall be credited monthly with interest based on the rates specified below, compounded annually. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account.

     (a) Interest Rate During Participant's Lifetime. During a Participant's lifetime, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the T-Note Rate which is applicable for that Plan Year, subject to increase pursuant to Section 5.1.

     (b) Interest Rate After Participant's Death. Following a Participant's death, the Participant's Account will be credited with interest on a monthly basis during each Plan Year at one hundred percent (100%) of the T-Note Rate which is applicable for that Plan Year. Notwithstanding the preceding sentence, no interest shall be credited on a Participant's Account following the Participant's death whenever the Participant's Beneficiary receives pursuant to Section 5.4(a) a pre-retirement survivor benefit greater than the Participant's Account balance annuitized over the Payout Period.

4.4 Valuation of Accounts. A Participant's Account as of each Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Elective Deferred Compensation and interest credited to such Account and minus any distributions made from such Account since the immediately preceding Valuation Date.

4.5 Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Accounts.

4.6 Statement of Accounts. The Company shall submit to each Participant periodic statements setting forth the balance to the credit of the Accounts maintained for the Participant.

4.7 Retirement Plan Make-Up. If a Participant is entitled to receive a benefit under the Retirement Plan, a supplemental pension benefit shall be paid under this Plan as follows:

     (a) The supplemental pension benefit shall be an amount equal to:

         (i) The maximum life annuity to which the Participant would be entitled under the Retirement Plan if the Participant had not deferred amounts under this Plan (without regard to the application of the compensation limitation imposed by Section 401(a)(17) of the Internal Revenue Code or the benefit limitation imposed by Section 415 of the Internal Revenue Code);

         LESS:

         (ii) The maximum life annuity to which the Participant would then be entitled under the Retirement Plan (without regard to the application of the compensation limitation imposed by Section 401(a)(17) of the Internal Revenue Code or the benefit limitation imposed by Section 415 of the Internal Revenue Code).

         Notwithstanding the above, no payment shall be made under this Plan to the extent such benefits are payable by any other nonqualified defined benefit retirement plan or arrangement sponsored by the Employer.

         Some of the Participants under this Plan own interests in life insurance policies (the "Policies") under the Mellon Bank Senior Executive Life Insurance Plan. The Retirement Plan Make-Up benefit payable under this Plan shall be reduced by the Participant's interest in the cash value of the Policies, except to the extent otherwise applied to reduce other benefits payable to the Participant. The Participant's interest in the cash value of the Policies shall be applied first to offset supplemental retirement benefits payable to a Participant under an employment agreement, if any; next to offset any Retirement Plan Make-Up benefit payable to the Participant under
         Section 4.7 of this Plan; next to offset any benefits payable to the Participant under the Mellon Bank IRC Section 401(a)(17) Plan; and then to offset any benefits payable to the Participant under the Mellon Bank Benefit Restoration Plan.

         The Retirement Plan Make-Up benefit payable under this Plan shall be reduced by the Participant's interest in the cash value of the Policies (to the extent not applied to reduce other benefits) as follows: The lump sum Retirement Plan Make-Up benefit which is payable under Section
         4.7 of this Plan shall be reduced by subtracting the Participant's interest in the cash value of the Policies (to the extent not applied to reduce other benefits) as of the date when the Employer will either pay the lump sum Retirement Plan Make-Up benefit pursuant to Section 4.7(b) below or credit such lump sum amount to a Retirement Plan Make-Up Account pursuant to Section 4.7(c) below.

     (b) The Employer shall pay the supplemental pension benefit to the Participant in a lump sum when the Participant's benefit commences under the Retirement Plan. Upon a Participant's Termination of Employment before Normal or Early Retirement, at the Committee's discretion the Employer may pay the supplemental pension benefit to the Participant in a lump sum as soon as practicable following such Termination of Employment. The lump sum amount shall be calculated using the actuarial equivalence factors in the Retirement Plan applicable to benefits accruing thereunder at the date of payment, or the factors in effect at the time of the Retirement Plan's termination if such termination occurs prior to the date of payment.

     (c) Notwithstanding Section 4.7(b) above, in lieu of a lump sum a Participant may elect to receive the supplemental pension benefit after Normal or Early Retirement in monthly installment payments over a payment period of 60, 120 or 180 months. An election to receive the supplemental pension benefit in monthly installment payments shall be made in the same manner and subject to the same restrictions and penalties as provided in
     Section 5.2; provided, however, that Section 5.2(b)(iii) shall not apply, and payments of the supplemental pension benefit shall commence when the Participant's retirement benefit commences under the Retirement Plan.

     If the Participant elects to receive the supplemental pension benefit in monthly installment payments, the Employer shall establish a Retirement Plan Make-Up Account when the

     Participant's retirement benefit commences under the Retirement Plan and shall credit to this Account the lump sum amount of the supplemental pension benefit which would otherwise have been paid to the Participant under Section 4.7(b) above. A participant shall be 100% vested in the amount credited to his Retirement Plan Make-Up Account. Interest will be credited on a Retirement Plan Make-Up Account at the same rate as other Accounts in accordance with Section 4.3 at such times and in such manner as the Committee may determine.

     If a Participant dies after the commencement of monthly installment payments of the supplemental pension benefit, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived. After the Participant's death, interest shall be credited on the Retirement Plan Make-Up Account for each Plan Year at one hundred percent (100%) of the T-Note Rate which is applicable for that Plan Year.

     A Participant or Beneficiary who is receiving monthly installment payments of the supplemental pension benefit may request hardship distributions in accordance with Section 5.6 or may elect to receive a payment in a lump sum in accordance with and subject to a penalty as provided in Section 5.9(b).

4.8 Retirement Savings Plan Make-Up. For each Plan Year, the Employer shall credit to the Retirement Savings Plan Augmentation Account of any Participant an amount equal to the amount by which the Employer matching or discretionary contribution that would otherwise have been made by any Employer to the Retirement Savings Plan for such Participant for the Plan Year is reduced by reason of the reduction in the Participant's compensation for the Plan Year due to deferrals under this Plan. The Employer's contribution shall be credited to the Retirement Savings Plan Augmentation Account following the end of each Plan Year. A Participant's interest in any credit to his Retirement Savings Plan Augmentation Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Retirement Savings Plan. Interest will be credited on a Retirement Savings Plan Augmentation Account at the same rate as other Accounts in accordance with
Section 4.3 at such times and in such manner as the Committee may determine.

Upon Normal or Early Retirement, Disability, death or other Termination of Employment, the Employer shall pay to the Participant (or his Beneficiary in the event of the Participant's death) an amount equal to the value of the Participant's vested balance in his Retirement Savings Plan Augmentation Account in one lump sum payment.

Participants who in any Plan Year are not entitled to receive an Employer contribution in the Retirement Savings Plan will not be entitled to receive an Employer contribution under this Plan to a Retirement Savings Plan Augmentation Account for such Plan Year.

4.9 Retirement Plan and Retirement Savings Plan Offsets. If a Participant receives a distribution of benefits under this Plan which results in an increase in either (i) the pension benefit which will be payable to the Participant under the Retirement Plan or any other qualified or non-qualified defined benefit plan or arrangement of an Employer or (ii) the Employer contributions which will be made on behalf of the Participant under the Retirement Savings Plan or any other qualified or non-qualified defined contribution plan or arrangement of an Employer, an adjustment will be made to reduce the Participant's Account balance(s) under this Plan in order to offset the increase in his benefits under such other plans and arrangements.

The Participant's Account balance(s) under this Plan shall be reduced upon his Termination of Employment by a lump sum amount which is actuarially equivalent to the increased pension benefits which will be payable to the Participant under the Retirement Plan and any other qualified or non-qualified defined benefit plan or arrangement of an Employer on account of the distribution of benefits under this Plan. The lump sum amount shall be calculated using the actuarial equivalence factors in the Retirement Plan applicable to benefits accruing thereunder at the date of the Participant's Termination of Employment, or the factors in effect at the time of the Retirement Plan's termination if such termination occurs prior to the Participant's Termination of Employment.

The Participant's Account balance(s) under this Plan shall also be reduced as of the end of each Plan Year by a lump sum amount which is equal to the increased Employer contributions which were made on behalf of the Participant for such Plan Year under the Retirement Savings Plan or any other qualified or non-qualified defined contribution plan or arrangement of an Employer on account of the distribution of benefits under this Plan.


                                    ARTICLE V
                                  PLAN BENEFITS
                                  -------------

5.1 Plan Benefit. The Company shall pay a Plan benefit for the Participant's Normal, Early and Special Distribution Accounts, as determined below:

     (a) Fully Enhanced Rate. Unpaid Account balances of Participants who have a Termination of Employment upon Normal Retirement, death or at any time after a Change in Control shall be credited retroactively on the Valuation Date immediately preceding commencement of payment of benefits with respect to such Account balances with one hundred thirty-five percent (135%) of the T-Note Rate for each Plan Year.

     (b) Enhanced Rate. Unpaid Account balances of Participants who have a Termination of Employment before Normal Retirement and prior to a Change in Control, for reasons other than death, shall be credited retroactively on the Valuation Date immediately preceding commencement of payment of benefits with respect to such Account balances with a percentage of the T-Note Rate based on the Participant's completed years of Continuous Service from his date of hire, including years of Continuous Service before the Effective Date of this Plan, and completed years of participation in this Plan as follows:

     Completed Years of                        Completed Years of
     Continuous Service                         Plan Participation                         % of T-Note Rate
     ------------------                         ------------------                         ----------------
     Less Than 3                                       --                                        100%
     3 or More                                         --                                        125%
     5 or More               and                    2 or More                                    130%
     7 or More               and                    4 or More                                    135%

     (c) Early and Special Distribution Accounts. The enhanced rates set forth under Sections 5.1(a) and (b) above shall also be credited retroactively to Early and Special Distribution Accounts on the basis of the Participant's Continuous Service and completed years of participation in the Plan on the Valuation Date preceding each payment of benefits with respect to such Accounts before Termination of Employment.

     (d) Completed Years of Plan Participation. Completed years of participation in this Plan shall include all years for which the Participant had an Account balance with the Plan for the entire calendar year.

     (e) Duration. The interest rates provided under Sections 5.1 (a) and (b) above shall be payable until the Participant's Accounts are distributed in full except in the event of the Participant's death. After the Participant's death interest shall be credited pursuant to Section 4.3(b).

5.2  Normal Distribution Account.

     (a) Election of Retirement Benefit. A Participant may file a Deferral Election to defer compensation into a Normal Distribution Account and receive benefits from such Account following Termination of Employment upon Normal or Early Retirement. A Participant may elect up to three (3) benefit payment options, each covering a ten percent (10%) multiple of his Normal Distribution Account balance at retirement and specifying a date of commencement and duration of payments. A Participant's election of payment options shall be irrevocable, except as follows:

         (i) Subject to the approval of the Committee, a Participant shall be permitted to file one new payment election per year which will supersede his original election (A) at any time more than 12 months prior to his Normal or Early Retirement without penalty and (B) at any time during the 12 months preceding his Normal or Early Retirement subject to a penalty, which shall be forfeited to the Company, equal to six percent (6%) of the portion of the Account balance affected by the change. A new election which is made within the aforesaid time limits will become effective upon the Participant's Normal or Early Retirement. In the event that a Participant accelerates his Normal or Early Retirement thereby causing a previously filed payment election to have been made within 12 months preceding Normal or Early Retirement, the next preceding timely payment election filed by the Participant shall be followed unless the Participant elects to have the six percent (6%) penalty of Section 5.2(a)(i)(B) above apply. No penalty shall apply to the first such payment election filed by a Participant who was participating in the Prior Plan and such initial election shall be given effect unless the Participant subsequently files a new payment election.

         (ii) A Participant who has elected payments in installments may request in writing a payment in a lump sum, at any time after Normal or Early Retirement, of the amount of his Account balance which is reasonably necessary to meet the Participant's requirements due to a Financial Hardship.

         (iii) A Participant may elect to receive a payment in a lump sum at any time, subject to a penalty, as provided in Section 5.9(b).

     (b) Forms of Retirement Benefit Payment. The available forms of payment from a Normal Distribution Account after Normal or Early Retirement are as follows:

         (i) One lump sum payment.

         (ii) Monthly installment payments in substantially equal payments of principal and interest over a payment period of 60, 120 or 180 months, as elected by the Participant. The amount of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments.

     (c) Commencement of Retirement Benefit Payment. The available commencement dates for payment of benefits from a Participant's Normal Distribution Account are as follows:

         (i) Upon Normal or Early Retirement.

         (ii) Any January following Normal or Early Retirement; provided, however, that no payment may commence later than the January of the year in which the Participant attains age 70.

         (iii) The later of Normal or Early Retirement and the date the Participant attains age 60, 65 or 70.

If a Participant does not elect a benefit payment option for his Normal Distribution Account, Plan benefits from such Account will be paid in monthly installments over 180 months, commencing in January of the year following Early Retirement.

5.3 Form of Benefit Payment Upon Termination of Employment. Benefits payable upon a Participant's Termination of Employment, for reasons other than Disability or death, before eligibility for Normal or Early Retirement shall be paid in a lump sum or up to three equal annual installments, at the Committee's discretion, following Termination of Employment. Interest will continue to be credited on unpaid Account balances following Termination of Employment at the applicable rate under Section 5.1(b).

5.4  Survivor Benefits.

     (a) Pre-Retirement Survivor Benefits.

         (i) Normal and Early Distribution Accounts. If a Participant dies while in employment with an Employer (or while suffering from a Disability prior to attaining age 55) prior to receiving a complete distribution of his entire Normal or Early Distribution Account balances, then commencing as soon as practicable following the Participant's death the Employer will pay to the Participant's Beneficiary a benefit equal to the sum of A plus B plus C where:

              A = Greater of:

              o 40% of the Participant's cumulative amount deferred (excluding interest credited thereon) on the date of death or at age 65 (if death occurs after age 65), paid annually until the Participant would have attained age 65 or for ten (10) years, whichever is longer (the "Payout Period"), or

              o   Participant's Account balance annuitized over the Payout
                  Period.

              B = Respectively:

              o Normal Distribution Account: If death occurs before age 65, 160% of the Participant's annual Deferral Commitment for such Account in effect at date of death, paid annually for the Payout Period.

              o Early Distribution Account: 40% times the number of deferral years remaining before commencement of payment of such Account (limited to the lesser of 4 years or the number of years until the Participant would have attained age 65) of the Participant's annual Deferral Commitment for such Account in effect at date of death, paid annually over the Payout Period.

              C = Participant's Account balance resulting from deferrals credited to his Account after age 65 paid over the Payout Period.

         (ii) Special Distribution Account. If a Participant dies while in employment with an Employer (or while suffering from a Disability prior to attaining age 55) prior to receiving a complete distribution of his entire Special Distribution Account, commencing as soon as practicable following the Participant's death the Employer will pay to the Participant's Beneficiary a benefit equal to the greater of (X) 40% of the cumulative amounts deferred into the Participant's Special Distribution Account on the date of death or at age 65 (if death occurs after age 65), paid annually for the Payout Period, or (Y) Participant's Special Distribution Account balance paid over the Payout Period.

         (iii) Greater Benefit. For purposes of Section 5.4(a)(i)(A), the Committee shall determine which benefit is greater on a present value basis using such discount rate as the Committee may determine, provided that such rate will not be greater than the T Note-Rate which is applicable for the Plan Year.

         (iv) Covered Deferral Commitment. For purposes of Section 5.4(a)(i)(B), the following provisions shall apply:

              A) If the Participant had elected to defer a percentage of Base Salary or Bonus, his Deferral Commitment shall be determined based on the Base Salary in effect or the Bonus most recently paid to the Participant at the time of his death.

              B) If the Participant had elected to defer a dollar amount of Base Salary or Bonus, his Deferral Commitment shall not exceed the Base Salary in effect or the Bonus most recently paid to the Participant at the time of his death.

              C) A Deferral Commitment shall be deemed to be in effect beginning on the first day of the Plan Year after the Participant files a Deferral Election for such Deferral Commitment.

         (v) Commencement of Survivor Benefit. The pre-retirement survivor benefit for a Participant's Accounts shall become effective beginning on the first day of the Plan Year after the Participant files a Deferral Election for a Normal or Early Distribution Account and shall be effective as of January 1, 1997 for all Special Distribution Accounts. A Participant's Beneficiary will be entitled to receive the pre-retirement survivor benefits described above with respect to the Participant's Account(s) only in the event of the Participant's death while in employment with an Employer on or after such dates.

         (vi) Withdrawals. Whenever a Participant makes a withdrawal from any Account, the cumulative amount deferred for purposes of Section 5.4(a)(i)(A) above shall be limited to the actual amounts deferred (less any amounts withdrawn, including any penalty thereon). The Committee, in its sole discretion, will make appropriate adjustments to reduce the annual amount of the pre-retirement survivor benefit where the Participant has received a partial distribution from any of his Account(s) prior to his death, including but not limited to installment payments from an Early Distribution Account pursuant to Section 5.5, distributions on account of Financial Hardship pursuant to Section 5.6 and distributions during a Window Period pursuant to Section 5.9. If a Participant dies while in employment with an Employer after complete distribution of his entire Account balances, no survivor benefit will be payable to the Participant's Beneficiary.

         (vii) Prior Plan Pre-Retirement Survivor Benefit. Beneficiaries of Participants who are age 62 or older on January 1, 1997 and who subsequently die while in employment with an Employer prior to receiving a complete distribution of their entire Normal, Early or

         Special Distribution Account(s), if any, shall be entitled to receive the greater of the pre-retirement survivor benefit calculated above and the pre-retirement survivor benefit calculated under the terms of the Prior Plan.

     (b) Post-Retirement Survivor Benefits. If a Participant dies after Normal or Early Retirement but before commencement of payment of retirement benefits with respect to his Normal Distribution Account balance, the Employer will pay to the Participant's Beneficiary the installments of any such benefit that such Participant's Beneficiary would have received with respect to such Normal Distribution Account balance had the Participant commenced to receive retirement benefits on the day prior to such Participant's death. Payments will commence upon the Participant's death, irrespective of when retirement benefits would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment which the Participant had elected for payment of retirement benefits for his Normal Distribution Account.

     If a Participant dies after the commencement of payment of retirement benefits with respect to his Normal Distribution Account, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

     If a Participant dies after Termination of Employment, but before receiving full payment of benefits from his Early or Special Distribution Account, his Beneficiary shall receive the balance of his Early or Special Distribution Account in one lump sum payment, at the discretion of the Committee, as soon as practicable following his death.

     (c) Interest. If the Participant dies during employment with an Employer, the amount payable with respect to each of the Participant's Accounts shall be determined by retroactively crediting interest at one hundred thirty-five percent (135%) of the T-Note Rate for each Plan Year through the date of the Participant's death. After the Participant's death interest shall be credited for each Plan Year at one hundred percent (100%) of the T-Note Rate which is applicable for that Plan Year.

5.5 Early Distribution Account. A Participant may file a Deferral Election to defer compensation into an Early Distribution Account and receive benefits from such Account prior to Termination of Employment subject to the following restrictions:

     (a) Election of Early Distribution Benefit. A Deferral Election establishing an Early Distribution Account and specifying an early payment date and the form of payment must be filed prior to the commencement of the period in which the Elective Deferred Compensation is to be earned. No deferrals may be made into a Participant's Early Distribution Account during any Plan Year in which the Participant is receiving a distribution from such Account.

     (b) Amount of Early Distribution Benefit. The entire Early Distribution Account must be paid out at the time and in the form provided for in the related Deferral Election.

     (c) Commencement and Form of Early Distribution Benefit. An Early Distribution Account shall not be paid out prior to the completion of two Plan Years following the start of deferrals into such Account. An Early Distribution Account shall be paid out in a lump sum or in four equal annual installments, as provided in the Participant's Deferral Election establishing such Account. Following the complete distribution of an Early Distribution Account, a Participant may make new deferrals into such Account. Amounts paid to a Participant pursuant to this Section 5.5 shall be treated as distributions from the Participant's Early Distribution Account. If Termination of Employment occurs due to any reason, other than death, before the date scheduled for payment of an Early Distribution Account, the Participant shall receive the balance of his Early Distribution Account in one lump sum payment or up to three (3) equal annual installments, at the Committee's discretion, as soon as practicable following such event.

5.6 Hardship Distributions. Upon finding that a Participant or Beneficiary has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from an Account prior to the time specified for payment of benefits under the Plan. The amount of such distributions shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's requirements during the Financial Hardship. Applications for hardship distributions and determinations thereon by the Committee shall be in writing, and a Participant or Beneficiary may be required to furnish written proof of the Financial Hardship.

A Participant's entire Account balance will be distributed whenever a hardship distribution would amount to more than seventy-five percent (75%) of any such Account balance. Following a complete distribution of an entire Account balance, a Participant and his Beneficiary will be entitled to no further benefits under the Plan with respect to that Account. Amounts paid to a Participant pursuant to this Section 5.6 shall be treated as distributions from the Participant's Account. Any Participant who receives a hardship distribution of any part of an Account balance shall not be allowed to make any deferrals under the Plan during the remainder of the Plan Year in which he receives such distribution or during the next Plan Year.

5.7 Disability. If a Participant suffers a Disability, the Participant's Deferral Commitments will cease except for any bonuses which may be payable thereafter. The Participant's Accounts under the Plan will continue, and the Participant will continue to receive credit for years of Continuous Service and years of participation in the Plan for purposes of Section 5.1(b). The Participant's Accounts will be distributed in accordance with the method of payment which the Participant has elected for payment of benefits with respect to such Account, assuming Termination of Employment on Early Retirement for purposes of his Normal Distribution Account. Notwithstanding the foregoing, such distribution may be delayed if the Committee determines that such distribution would result in a reduction of any disability benefits payable to the Participant under disability plans sponsored by the Employer. The Committee shall make appropriate adjustments on account of any delayed payments to ensure that the Participant receives payments which are actuarially equivalent to the payments which were otherwise due to him under this Plan.

5.8 Valuation and Settlement. The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date for an Account shall be no more than sixty (60) days after the end of the month in which the Participant or his Beneficiary becomes entitled to payments on account of Normal or Early Retirement, other Termination of Employment or death, unless the Participant elects to defer commencement of payments following Normal or Early Retirement to a later date in the election form for designation of form of payment for the Account. The Settlement Date for an Early Distribution Account or delayed payments following Normal or Early Retirement shall be the date which the Participant elects for commencement of such payments in the Deferral Election designating the form of payment for the Account. The Settlement Date for a Special Distribution Account shall be the date which the Participant elected for commencement of payments from such Account under the terms of the Prior Plan. The amount of a lump sum payment and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January.

5.9  Change in Control and Unscheduled Distributions.

     (a) Subject to the provisions of Section 5.9(b) hereof, upon (i) dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the survivor, (iii) the sale of all or substantially all the assets of the Company, or (iv) any other event which constitutes a Change in Control as defined in Section 5.9(c), the interests of all then remaining Participants shall continue, and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Company under the Plan by the Company's successor(s) in interest.

     (b) Notwithstanding any other provisions of the Plan, at any time during a Window Period before a Change in Control or at any time after a Change in Control a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of up to the balance of his Account(s), reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or six percent (6%) after a Change in Control, applied against the portion of the Account balance withdrawn, in lieu of payments in accordance with the form previously elected by the Participant. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision the Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him or his Beneficiary of Plan benefits. The minimum lump sum payment shall be $50,000 or the entire balance of any Account, whichever is less.

     A Participant who receives a lump sum payment under this Section 5.9(b) will be credited with interest on the Account balance at the rates established under Section 5.1(b) of the Plan based on the Participant's completed years of Service and years of participation in the Plan prior to the lump sum payment. Following a complete distribution of the entire balance for an Account, a Participant and his Beneficiary will be entitled to no further benefits under the Plan with respect to that Account. Whenever a Participant receives a lump sum payment under this Section 5.9(b) or Section 9.1, the Participant will be deemed to elect to revoke all Deferral Commitments and to discontinue all deferrals under the Plan effective as of the date of the lump sum payment. The Participant will be precluded from making any new deferrals under the Plan for the remainder of the Plan Year in which he receives such distribution and for the next Plan Year.

     (c) A "Change in Control" shall mean:

         (i) The occurrence with respect to the Corporation of a "control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

         (ii) Approval by the stockholders of the Corporation of (a) any consolidation or merger of the Corporation where either (1) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (2) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (b) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

         (iii) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (a) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and
         (b) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this Section 5.9, the term "Incumbent Director" means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or
         (y) whose election or nomination as a director within such period met the requirements of clauses (a) and (b) of the preceding sentence.

     (d) Notwithstanding any other provision of this Plan, without the written consent of the Participant (or Beneficiary of a deceased Participant) affected thereby, the Company may not amend or terminate this Plan:

         (i) For a period of twenty-four (24) months following a Change in Control; or

         (ii) At any time thereafter, in any manner which affects any Participant (or Beneficiary of a deceased Participant) who receives payments of benefits under this Plan or has a Termination of Employment for any reason at any time during the period of twenty-four (24) months following the Change in Control.

5.10 Continuous Service. Continuity of service shall be determined in accordance with the following rules:

     (a) A leave of absence not in excess of one year, granted by a Participant's Employer for any purpose, including but not limited to, sickness, accident or other casualty, shall not be considered a break in continuity of service.

     (b) Any Participant who has entered, or enters, the Armed Forces of the United States in a period of national emergency, declared by the President or Congress of the United States, shall be presumed to be on leave of absence, provided he returns to the employ of his Employer within ninety
     (90) days of the date on which he shall have the right to release from such service, or from the hospital in event of service caused disability without intervening employment elsewhere.

     (c) A Participant who transfers his employment from one Employer to any other Employer is not deemed to have caused a break in continuity of service. Any other dismissal or voluntary Termination of Employment shall be deemed a break in continuity of service.

     (d) Absence from work or interruption of employment not covered by the foregoing provisions of this Section shall be determined by the employing Employer to be, or not to be, a break in continuity of service at the time of return to work or re-employment.

5.11 Distributions from General Assets. The Employer shall make any or all distributions pursuant to this Plan in cash out of its general assets.

5.12 Withholding and Payroll Taxes. The Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

5.13 Payment to Guardian. If a benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Committee may require proof of minority, incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

5.14 Small Benefit. Notwithstanding any election made by the Participant, the Committee, in its sole discretion, may direct payment of any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $50,000.

5.15 Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate or makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder with respect to such Participant or his Beneficiary, provided that, in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

5.16 Notices and Elections. Any notice or election required or permitted to be given to the Company or the Committee under the Plan shall be sufficient only if it is in writing on a form prescribed or accepted by the Committee and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

5.17 Special Distribution Accounts. Special Distribution Accounts shall be distributed in accordance with a Participant's elections filed under the Prior Plan. Such elections may not be amended by the Participant.


                                   ARTICLE VI
                           DESIGNATION OF BENEFICIARY
                           --------------------------

6.1 Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in each of his Accounts upon his death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

6.2 Failure to Designate Beneficiary. If a Participant shall fail to designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay the balance in each of his Accounts in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of said death was given to the Committee within sixty (60) days after his death, and if his Account balances do not exceed Ten Thousand Dollars ($10,000), the Committee may direct the Company to pay his Account balances to such person or persons as the Committee determines, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate or necessary.


                                   ARTICLE VII
                             FORFEITURES TO COMPANY
                             ----------------------

7.1 Distribution of Participants' Interest When Company is Unable to Locate Distributees. In case the Company is unable within three (3) years after payment is due to a Participant, or within three (3) years after payment is due to the Beneficiary or estate of a deceased Participant, to make such payment to him or his Beneficiary, executor or administrator because it cannot ascertain his whereabouts or the identity or whereabouts of his Beneficiary, executor or administrator by mailing to the last known address shown on the Employer's or the Company's records, and neither he, his Beneficiary, nor his executor or administrator had made written claim therefor before the expiration of the aforesaid time limit, then in such case, the amount due shall be forfeited to the Company.


                                  ARTICLE VIII
                             MAINTENANCE OF ACCOUNTS
                             -----------------------

The Company shall keep, or cause to be kept, all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan, and properly to reflect the affairs thereof, and to determine the nature and amount of the interests of the respective Participants in each Account.

The Company is not required to physically segregate any assets with respect to the Accounts under this Plan from any other assets of the Company and may commingle any such assets with any other moneys, securities and properties of any kind of the Company. Separate accounts or records for the respective Participants' interests shall be maintained for operational and accounting purposes, but no such account or record shall be considered as creating a lien of any nature whatsoever on or as segregating any of the assets with respect to the Accounts under this Plan from any other funds or property of the Company.


                                   ARTICLE IX
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

9.1 Amendment. The Human Resources Committee of the Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment. Notwithstanding anything in the preceding sentence to the contrary, the Committee shall have the power to amend the Plan to the extent authorized by
Section 2.2.

Upon a prospective amendment to reduce the formula for determining the future interest rate, 30 days' advance written notice shall be given to each Participant. Following such an amendment to reduce the formula for determining the future interest rate and the giving of notice to the Participant, the Participant may elect to (i) terminate an ongoing Deferral Commitment without penalty and/or (ii) receive an immediate lump sum payment of the balance of his Account(s), reduced by a penalty, which shall be forfeited to the Employer, equal to six percent (6%) of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the six percent (6%) penalty shall not apply if it would not have applied under Section 5.9(b). The Participant may make such an election by notifying the Committee in writing within sixty (60) days following receipt of notice of the amendment to reduce the interest rate.

9.2 Company's Right to Terminate. The Human Resources Committee of the Board may partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of the Company.

     (a) Partial Termination. The Human Resources Committee of the Board may partially terminate the Plan by instructing the Committee not to accept any additional or ongoing Deferral Commitments. In the event of such partial termination, the Plan shall continue to operate on the same terms and conditions and, unless the Human Resources Committee of the Board instructs the Committee not to accept ongoing Deferral Commitments, shall be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

     (b) Complete Termination. The Human Resources Committee of the Board may completely terminate the Plan. In the event of complete termination, the Plan shall cease to operate, and the Employer shall pay out to each Participant (or the Beneficiary of a deceased Participant) his Accounts in either a lump sum payment or up to three equal annual installments, at the Employer's discretion, as if the Participant had terminated service as of the effective date of the complete termination. Interest shall continue to be paid on the balance in each Participant's Account(s) in accordance with
     Section 4.3.


                                    ARTICLE X
                             SPENDTHRIFT PROVISIONS
                             ----------------------

The Employer shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof. If the person entitled to receive payment be a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Employer, upon direction of the Committee, may make such payments to such person or persons, corporation or corporations as may be, or be acting as, parent or legal or natural guardian of such infant or person of unsound mind. The signed receipt of such person or corporation shall be a full and complete discharge to the Employer for any such payments.


                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

11.1 Right of Employers to Dismiss Employees; Obligations. Neither the action of the Company and the Employers in establishing this Plan, nor any provisions of this Plan, shall be construed as giving any employee the right to be retained in his Employer's employ, or any right to any payment whatsoever except to the extent of the benefits provided for by this Plan. The

Employers expressly reserve their right at any time to dismiss any employee without any liability for any claim against the Employers, or any of them, for any payment whatsoever except to the extent provided for in this Plan. The Employers, or any of them, have no obligation to create any other or subsequent deferred compensation plan for any employees.

11.2 Title to and Ownership of Assets Held for Accounts. Title to and ownership of all assets held for any Accounts shall be vested in the Employer and shall constitute general assets of the Employer.

11.3 Nature of Liability to Participants. Any and all payments required to be made by the Employer to Participants in the Plan shall be general and unsecured liabilities of the Employer.

11.4 Text of Plan to Control. The headings of the Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.

This Plan document sets forth the complete terms of the Plan. In the event of any discrepancies or conflicts between this Plan document and any summary or other information regarding the Plan, the terms of this Plan document shall apply and control.

11.5 Law Governing and Severability. This Plan shall be construed, regulated and administered under the laws of the Commonwealth of Pennsylvania.

If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

11.6 Name. This Plan may be referred to as the "Mellon Bank Corporation Elective Deferred Compensation Plan for Senior Officers."

11.7 Gender. The masculine gender shall include the feminine, and the singular shall include the plural, except when the context expressly dictates otherwise.

11.8 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

11.9 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment equal to the vested portion of the amounts standing credited to his Accounts. Upon such payment no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed this 15th day of March, 1999, effective as of January 15, 1999.


ATTEST:                                            MELLON BANK CORPORATION



/s/Carl Krasik                                By:  /s/ D. Michael Roark
--------------                                     --------------------
Carl Krasik                                        D. Michael Roark
Secretary                                          Head of the
                                                   Human Resources Department of
                                                   Mellon Bank, N.A.